UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2011

CIFC CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 Park Avenue, 5th Floor, New York, New York		10177
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 624-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2011, CIFC Corp. (the "Company") entered into a new lease agreement with 250 Park Avenue, LLC pursuant to which the Company will rent approximately 30,000 square feet of new office space for the Company’s corporate headquarters at 250 Park Avenue, New York, New York in the building in which the Company’s headquarters currently are located (the "Lease"). The Lease is expected to commence in the second quarter of 2012 following the substantial completion of building improvements by the landlord. The term of the Lease is 10 years and 6 months, subject to the Company's renewal option, for an aggregate rent over the life of the lease of approximately $17.7 million plus certain customary expenses. The Lease replaces the Company’s existing lease for its corporate headquarters, which expires 30 days after the commencement date of the new Lease.

The foregoing description of the Lease is not complete, should be read together with and is qualified in its entirety by reference to the Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Lease between 250 Park Avenue, LLC, as Landlord and CIFC Corp., as Tenant

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

September 16, 2011	By:	/s/ Robert A. Contreras

Name: Robert A. Contreras
Title: General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Lease between 250 Park Avenue, LLC, as Landlord and CIFC Corp., as Tenant